Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Second Quarter Earnings

MEMPHIS, Tenn., December 19, 2012 … FedEx Corp. (NYSE: FDX) today reported earnings of $1.39 per diluted share for the second quarter ended November 30, compared to $1.57 per share last year. Superstorm Sandy impacted the quarter’s results by $0.11 per diluted share due to reduced shipment volumes and incremental operating costs.

“Operating income for the quarter improved at FedEx Freight and FedEx Ground due to increased volumes and higher yields, while persistent weakness in the global economy and increased demand for lower-yielding international services limited profits at FedEx Express,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “Earnings also were negatively impacted by disruptions caused by Superstorm Sandy. We are hard at work on another record-setting holiday shipping season, driven by the continued growth of e-commerce. I would like to thank all of our team members for their hard work and dedication during our peak season.”

Second Quarter Results

FedEx Corp. reported the following consolidated results for the second quarter:

•	Revenue of $11.1 billion, up 5% from $10.6 billion the previous year

•	Operating income of $718 million, down 8% from $780 million last year

•	Operating margin of 6.5%, down from 7.4% the previous year

•	Net income of $438 million, down 12% from last year’s $497 million

The results of the quarter also reflect, primarily at FedEx Express, the net year-over-year negative impact from the timing lag that exists between when fuel prices change and indexed fuel surcharges automatically adjust.

Outlook

FedEx projects earnings to be $1.25 to $1.45 per diluted share in the third quarter and reaffirms its forecast of $6.20 to $6.60 per diluted share for fiscal

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2013 before charges related to the company’s previously announced voluntary buyout program. Costs of the benefits provided under the voluntary program are expected to be recognized in the fourth fiscal quarter. The company expects the pretax cost of the voluntary buyout program to range from approximately $550 to $650 million, or $1.09 to $1.29 per diluted share, but actual costs will depend on employee acceptance rates. This guidance assumes the current market outlook for fuel prices. The company reported earnings of $1.65 per diluted share in last year’s third quarter, which included a $0.10 per share reversal of a reserve associated with a legal matter at FedEx Express. The capital spending forecast for fiscal 2013 remains $3.9 billion.

“We are steadfastly committed to the $1.7 billion of annual profit improvement actions, primarily at FedEx Express, which we announced in October,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “We expect to begin to see the benefits of these actions in fiscal 2014, with a significant portion of the profit improvement achieved by the end of fiscal 2015. Meanwhile, the mounting uncertainty in the U.S. related to fiscal policies and their potential to impact earnings by further restraining economic growth is a concern.”

FedEx Express Segment

For the second quarter, the FedEx Express segment reported:

•	Revenue of $6.86 billion, up 4% from last year’s $6.58 billion

•	Operating income of $230 million, down 33% from $342 million a year ago

•	Operating margin of 3.4%, down from 5.2% the previous year

Revenue increased primarily due to this year’s business acquisitions and growth at FedEx Trade Networks, as core express revenue growth was constrained by global economic conditions and the impact of Superstorm Sandy.

U.S. domestic revenue per package grew 1% as higher rate per pound was partially offset by lower fuel surcharges. U.S. domestic average daily package volume declined 2%. FedEx international export average daily package volume grew 6% driven by increases in FedEx International Economy® (IE) from Europe and Asia and by increases in FedEx International Priority® (IP) from Asia. Higher growth in international deferred services continued, with IE volume growing 14%, while IP volume increased 3% during the quarter. International export revenue per package fell 4% due to the demand shift toward lower-yielding international services and lower fuel surcharges.

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Operating income and margin were lower due to the demand shift toward lower-yielding international services, the negative year-over-year impact of net fuel changes, increased depreciation expense, the effects of Superstorm Sandy and higher pension costs. These were partially offset by the favorable impact of cost containment actions.

FedEx Express has entered into an agreement to purchase four additional 767-300 freighters as part of the company’s continued fleet modernization efforts. This brings the total 767-300 orders to 50, with deliveries beginning in fiscal 2014. In concert with this commitment, two 777 freighter deliveries were deferred from fiscal 2015 to fiscal 2016 in order to better match capacity timing to global demand.

FedEx Ground Segment

For the second quarter, the FedEx Ground segment reported:

•	Revenue of $2.59 billion, up 11% from last year’s $2.34 billion

•	Operating income of $412 million, up 4% from $398 million a year ago

•	Operating margin of 15.9%, down from 17.0% the previous year

FedEx Ground average daily volume grew 8% in the second quarter driven by increases in both FedEx Home Delivery and business-to-business services. Revenue per package increased 2% due to increased rates and higher extra service revenue. FedEx SmartPost average daily volume increased 17% primarily due to growth in e-commerce. FedEx SmartPost net revenue per package increased 2% due to a change in service mix and to rate increases, partially offset by higher postage rates.

Operating income increased due to higher volume and revenue per package, partially offset by higher contractor rates, increased network expansion costs and the effects of Superstorm Sandy. Operating margin decreased primarily due to lower fuel surcharges paired with higher purchased transportation expenses related to increased fuel costs.

FedEx Freight Segment

For the second quarter, the FedEx Freight segment reported:

•	Revenue of $1.38 billion, up 4% from last year’s $1.33 billion

•	Operating income of $76 million, up 90% from $40 million a year ago

•	Operating margin of 5.5%, up from 3.0% the previous year

Less-than-truckload (LTL) yield increased 2% due to FedEx Freight Economy base yield improvement. LTL average daily shipments increased 2% due to higher customer demand for the FedEx Freight Economy service offering in all lengths of haul.

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Operating income and margin increased primarily due to higher yield, volume growth and operational efficiencies within the company’s integrated network.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $43 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 300,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and second quarter fiscal 2013 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 8:30 a.m. EST on December 19 are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

The company believes that meaningful analysis of our expected financial performance requires an understanding of the factors underlying that expected performance and our judgments about the likelihood that particular factors will repeat. Excluding the costs associated with the company’s voluntary cash buyouts will allow for more accurate comparisons of our expected operating performance. As required by SEC rules, the table below presents a reconciliation of our presented non-GAAP measure to the most directly comparable GAAP measure.

FY 2013 Diluted EPS Guidance
Non-GAAP Measure	$6.20 to $6.60
Voluntary Buyout Program	1.29 to 1.09

GAAP Measure	$4.91 to $5.51

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2013

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2012	2011	%	2012	2011	%
Revenue:
FedEx Express segment	$6,858	$6,583	4%	$13,490	$13,175	2%
FedEx Ground segment	2,593	2,339	11%	5,055	4,617	9%
FedEx Freight segment	1,377	1,325	4%	2,776	2,653	5%
FedEx Services segment	405	427	(5%)	794	838	(5%)
Other & eliminations	(126)	(87)	NM	(216)	(175)	NM

Total Revenue	11,107	10,587	5%	21,899	21,108	4%

Operating Expenses:
Salaries and employee benefits	4,133	3,982	4%	8,236	7,986	3%
Purchased transportation	1,860	1,576	18%	3,540	3,094	14%
Rentals and landing fees	630	623	1%	1,248	1,243	—
Depreciation and amortization	592	518	14%	1,165	1,027	13%
Fuel	1,235	1,200	3%	2,373	2,444	(3%)
Maintenance and repairs	511	511	—	1,053	1,062	(1%)
Other	1,428	1,397	2%	2,824	2,735	3%

Total Operating Expenses	10,389	9,807	6%	20,439	19,591	4%

Operating Income:
FedEx Express segment	230	342	(33%)	437	630	(31%)
FedEx Ground segment	412	398	4%	857	805	6%
FedEx Freight segment	76	40	90%	166	82	NM

Total Operating Income	718	780	(8%)	1,460	1,517	(4%)

Other Expense:
Interest, net	(18)	(7)	NM	(28)	(18)	NM
Other, net	(8)	4	NM	(13)	2	NM

Total Other Expense	(26)	(3)	NM	(41)	(16)	NM

Pretax Income	692	777	(11%)	1,419	1,501	(5%)

Provision for Income Taxes	254	280	(9%)	522	540	(3%)

Net Income	$438	$497	(12%)	$897	$961	(7%)

Diluted Earnings Per Share	$1.39	$1.57	(11%)	$2.84	$3.02	(6%)

Weighted Average Common and Common Equivalent Shares	315	316	—	316	317	—

Capital Expenditures	$916	$1,107	(17%)	$1,888	$2,217	(15%)

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Second Quarter Fiscal 2013

(In millions)

	Nov. 30, 2012
	(Unaudited)	May 31, 2012
ASSETS

Current Assets
Cash and cash equivalents	$2,517	$2,843
Receivables, less allowances	5,202	4,704
Spare parts, supplies and fuel, less allowances	456	440
Deferred income taxes	510	533
Prepaid expenses and other	474	536

Total current assets	9,159	9,056

Property and Equipment, at Cost	37,749	36,164
Less accumulated depreciation and amortization	19,400	18,916

Net property and equipment	18,349	17,248

Other Long-Term Assets
Goodwill	2,757	2,387
Other assets	1,047	1,212

Total other long-term assets	3,804	3,599

	$31,312	$29,903

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$1	$417
Accrued salaries and employee benefits	1,297	1,635
Accounts payable	1,730	1,613
Accrued expenses	1,800	1,709

Total current liabilities	4,828	5,374

Long-Term Debt, Less Current Portion	2,241	1,250

Other Long-Term Liabilities
Deferred income taxes	973	836
Pension, postretirement healthcare and other benefit obligations	5,447	5,582
Self-insurance accruals	985	963
Deferred lease obligations	910	784
Deferred gains, principally related to aircraft transactions	239	251
Other liabilities	146	136

Total other long-term liabilities	8,700	8,552

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,635	2,595
Retained earnings	17,899	17,134
Accumulated other comprehensive loss	(4,770)	(4,953)
Treasury stock, at cost	(253)	(81)

Total common stockholders’ investment	15,543	14,727

	$31,312	$29,903

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Second Quarter Fiscal 2013

(In millions)

(Unaudited)

	Six Months Ended
	November 30
	2012	2011
Operating Activities:
Net income	$897	$961
Noncash charges:
Depreciation and amortization	1,165	1,027
Other, net	424	422
Changes in operating assets and liabilities, net	(768)	(242)

Net cash provided by operating activities	1,718	2,168

Investing Activities:
Capital expenditures	(1,888)	(2,217)
Business acquisitions, net of cash acquired	(483)	(114)
Proceeds from asset dispositions and other	20	15

Net cash used in investing activities	(2,351)	(2,316)

Financing Activities:
Principal payments on debt	(417)	(18)
Proceeds from debt issuance	991	—
Dividends paid	(88)	(82)
Purchase of treasury stock	(246)	(197)
Other, net	50	37

Net cash provided by (used in) financing activities	290	(260)

Effect of exchange rate changes on cash	17	(24)

Net decrease in cash and cash equivalents	(326)	(432)

Cash and cash equivalents at beginning of period	2,843	2,328

Cash and cash equivalents at end of period	$2,517	$1,896

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Second Quarter Fiscal 2013

(Dollars in millions)

(Unaudited)

	Three Months Ended				Six Months Ended
	November 30				November 30
	2012	2011	%		2012	2011	%
Revenues:

Package Revenue:
U.S. Overnight Box	$1,609	$1,623	(1%)		$3,213	$3,263	(2%)
U.S. Overnight Envelope	409	421	(3%)		839	872	(4%)

Total U.S. Overnight	2,018	2,044	(1%)		4,052	4,135	(2%)
U.S. Deferred	732	731	—		1,434	1,462	(2%)

Total U.S. Package Revenue	2,750	2,775	(1%)		5,486	5,597	(2%)

International Priority	1,678	1,711	(2%)		3,339	3,468	(4%)
International Economy	514	460	12%		1,001	901	11%

Total International Export Package	2,192	2,171	1%		4,340	4,369	(1%)
International Domestic[1]	384	217	77%		693	424	63%

Total Package Revenue	5,326	5,163	3%		10,519	10,390	1%

Freight Revenue:

U.S.	645	628	3%		1,255	1,219	3%
International Priority	446	470	(5%)		885	919	(4%)
International Airfreight	77	74	4%		151	151	—

Total Freight Revenue	1,168	1,172	—		2,291	2,289	—

Other Revenue	364	248	47%		680	496	37%

Total Express Revenue	$6,858	$6,583	4%		$13,490	$13,175	2%

Operating Expenses:
Salaries and employee benefits	2,488	2,377	5%		4,961	4,790	4%
Purchased transportation	608	448	36%		1,145	897	28%
Rentals and landing fees	418	421	(1%)		833	844	(1%)
Depreciation and amortization	336	288	17%		659	570	16%
Fuel	1,074	1,039	3%		2,060	2,116	(3%)
Maintenance and repairs	349	354	(1%)		721	734	(2%)
Intercompany charges	535	548	(2%)		1,072	1,096	(2%)
Other	820	766	7%		1,602	1,498	7%

Total Operating Expenses	6,628	6,241	6%		13,053	12,545	4%

Operating Income	$230	$342	(33%)		$437	$630	(31%)

Operating Margin	3.4%	5.2%	(1.8	pts)	3.2%	4.8%	(1.6	pts)

1 -	International Domestic includes international intra-country express operations, including recent acquisitions in Mexico (July 2011), Poland (June 2012), France (July 2012) and Brazil (July 2012).

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Second Quarter Fiscal 2013

(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2012	2011	%	2012	2011	%
PACKAGE STATISTICS

Average Daily Package Volume (000s):
U.S. Overnight Box	1,141	1,168	(2%)	1,116	1,151	(3%)
U.S. Overnight Envelope	564	582	(3%)	570	589	(3%)

Total U.S. Overnight Package	1,705	1,750	(3%)	1,686	1,740	(3%)
U.S. Deferred	828	838	(1%)	794	834	(5%)

Total U.S. Domestic Package	2,533	2,588	(2%)	2,480	2,574	(4%)

International Priority	445	431	3%	426	424	—
International Economy	157	138	14%	150	132	14%

Total International Export Package	602	569	6%	576	556	4%
International Domestic[1]	884	529	67%	781	486	61%

Total Average Daily Packages	4,019	3,686	9%	3,837	3,616	6%

Yield (Revenue Per Package):
U.S. Overnight Box	$22.39	$22.05	2%	$22.49	$22.15	2%
U.S. Overnight Envelope	11.51	11.48	—	11.51	11.56	—

U.S. Overnight Composite	18.79	18.54	1%	18.78	18.57	1%
U.S. Deferred	14.04	13.84	1%	14.10	13.70	3%

U.S. Domestic Composite	17.24	17.01	1%	17.28	16.99	2%

International Priority	59.91	62.98	(5%)	61.26	63.90	(4%)
International Economy	51.97	52.99	(2%)	52.07	53.43	(3%)

Total International Export Composite	57.84	60.56	(4%)	58.86	61.42	(4%)
International Domestic[1]	6.88	6.51	6%	6.93	6.81	2%

Composite Package Yield	$21.04	$22.23	(5%)	$21.42	$22.45	(5%)

FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	7,719	7,630	1%	7,393	7,295	1%
International Priority	3,212	3,451	(7%)	3,197	3,289	(3%)
International Airfreight	1,166	1,213	(4%)	1,135	1,188	(4%)

Total Avg Daily Freight Pounds	12,097	12,294	(2%)	11,725	11,772	—

Revenue Per Freight Pound:
U.S.	$1.32	$1.31	1%	$1.33	$1.31	2%
International Priority	2.21	2.16	2%	2.16	2.18	(1%)
International Airfreight	1.05	0.97	8%	1.04	0.99	5%

Composite Freight Yield	$1.53	$1.51	1%	$1.53	$1.52	1%

Operating Weekdays	63	63	—	128	128	—

1 -	International Domestic includes international intra-country express operations, including recent acquisitions in Mexico (July 2011), Poland (June 2012), France (July 2012) and Brazil (July 2012).

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2013

(Dollars in millions)

(Unaudited)

	Three Months Ended				Six Months Ended
	November 30				November 30
	2012	2011	%		2012	2011	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$2,359	$2,143	10%		$4,632	$4,259	9%
FedEx SmartPost	234	196	19%		423	358	18%

Total Revenues	2,593	2,339	11%		5,055	4,617	9%

Operating Expenses:
Salaries and employee benefits	396	362	9%		773	713	8%
Purchased transportation	1,057	933	13%		2,003	1,819	10%
Rentals	85	72	18%		159	138	15%
Depreciation and amortization	110	94	17%		213	187	14%
Fuel	4	5	(20%)		7	7	—
Maintenance and repairs	46	43	7%		92	87	6%
Intercompany charges	262	245	7%		524	486	8%
Other	221	187	18%		427	375	14%

Total Operating Expenses	2,181	1,941	12%		4,198	3,812	10%

Operating Income	$412	$398	4%		$857	$805	6%

Operating Margin	15.9%	17.0%	(1.1	pts)	17.0%	17.4%	(0.4	pts)

OPERATING STATISTICS

Operating Weekdays	63	63	—		128	128	—

Average Daily Package Volume (000s)
FedEx Ground	4,283	3,979	8%		4,087	3,849	6%
FedEx SmartPost	2,038	1,737	17%		1,848	1,573	17%

Yield (Revenue Per Package)
FedEx Ground	$8.72	$8.53	2%		$8.83	$8.62	2%
FedEx SmartPost	$1.82	$1.79	2%		$1.79	$1.78	1%

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Second Quarter Fiscal 2013

(Dollars in millions)

(Unaudited)

	Three Months Ended				Six Months Ended
	November 30				November 30
	2012	2011	%		2012	2011	%
FINANCIAL HIGHLIGHTS

Revenue	$1,377	$1,325	4%		$2,776	$2,653	5%

Operating Expenses:
Salaries and employee benefits	589	577	2%		1,188	1,155	3%
Purchased transportation	224	221	1%		450	428	5%
Rentals	29	29	—		58	57	2%
Depreciation and amortization	52	44	18%		105	88	19%
Fuel	157	156	1%		305	321	(5%)
Maintenance and repairs	49	48	2%		97	98	(1%)
Intercompany charges	110	108	2%		221	217	2%
Other	91	102	(11%)		186	207	(10%)

Total Operating Expenses	1,301	1,285	1%		2,610	2,571	2%

Operating Income	$76	$40	90%		$166	$82	NM

Operating Margin	5.5%	3.0%	2.5	pts	6.0%	3.1%	2.9	pts

OPERATING STATISTICS

LTL Operating Weekdays	62	62	—		127	127	—

Average Daily LTL Shipments (000s)
Priority	61.6	62.1	(1%)		61.5	61.6	—
Economy	26.8	24.7	9%		26.7	24.2	10%

Total Average Daily LTL Shipments	88.4	86.8	2%		88.2	85.8	3%

Weight Per LTL Shipment (lbs)
Priority	1,215	1,184	3%		1,215	1,185	3%
Economy	989	1,057	(6%)		994	1,069	(7%)

Composite Weight Per LTL Shipment	1,146	1,147	—		1,148	1,152	—

LTL Yield (Revenue/CWT)
Priority	$18.15	$18.39	(1%)		$17.93	$18.16	(1%)
Economy	26.29	23.75	11%		25.80	23.43	10%

Composite LTL Yield	$20.28	$19.79	2%		$19.99	$19.54	2%